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                                                                     EXHIBIT 4.5

                             E. KHASHOGGI INDUSTRIES, LLC

                         NON-QUALIFIED STOCK OPTION AGREEMENT

     This Non-Qualified Stock Option Agreement ("Agreement") is made and entered into as of the Date of Grant indicated below by and between E. Khashoggi Industries, LLC, a Delaware limited liability company (the "Company"), and the person named below as Participant.

                                   R E C I T A L S

     A.   Participant is an employee or consultant of the Company; and

     B. Pursuant to the Company's Equity Incentive Plan (the "Plan"), the Managers of the Company, acting through its Compensation Committee (the "Committee"), has approved the grant to Participant of an option to purchase shares of the common stock (the "Common Stock") of EarthShell Corporation, a Delaware corporation ("EarthShell"), on the terms and conditions set forth herein. The Common Stock subject to the option is presently owned by the Company.

                                  A G R E E M E N T

     In consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

     1. GRANT OF OPTION; CERTAIN TERMS AND CONDITIONS. The Company hereby grants to Participant, and Participant hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the "Option Shares") at the Exercise Price Per Share indicated below, which option shall expire at 5:00 o'clock p.m., California time, on the Expiration Date indicated below (unless terminated earlier as provided herein), and shall be subject to all of the terms and conditions set forth in this Agreement (the "Option"). On the first anniversary of the Date of Grant, the Option shall become exercisable to purchase, and shall vest with respect to, 25% of the Option Shares. On each successive anniversary of the Date of Grant, the Option shall become exercisable to purchase, and shall vest with respect to, an additional 25% of the Option Shares, such that, on the fourth anniversary of the Date of Grant, the Option shall become exercisable to purchase, and shall vest with respect to, 100% of the Option Shares.

     2.   No.                      _____________________________

          Participant:

          Date of Grant:                July 1, 1998

          Number of Option Shares:

          Exercise Price Per Share:     $21.00

          Expiration Date:              June 30, 2008

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     The Option does not qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.   TERMINATION OR ACCELERATION OF OPTION.

          (a) TERMINATION OF EMPLOYMENT. The Option may terminate prior to the Expiration Date in the event that Participant shall cease to render services as an employee of, or consultant to, the Company and its subsidiaries (such event shall be referred to herein as the "Termination" of Participant's "Employment"). The term "subsidiaries" shall mean any corporation, partnership or limited liability company in which the Company owns, directly or indirectly, more than 50% of the voting and economic interests.

               (i)    TERMINATION FOR CAUSE.

                      A. In the event Participant's Employment is
Terminated by the Company or any of its subsidiaries for "cause" (as defined below), then (x) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date, and
(y) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or thirty (30) days following the date of such Termination of Employment.

                      B. "Cause" means the occurrence of any of the following events: (x) failure (excluding any failure due to death or Permanent Disability (as defined in Section 2(a)(ii) below)) by the Participant to substantially perform his or her duties with the Company or its subsidiaries; provided, however, that the Participant must be notified by the Company or the subsidiaries, as applicable, of any such failure to perform his or her duties and shall have thirty (30) days from the date of such notice to cure such failure; (y) any act by the Participant of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or its subsidiaries; or
(z) indictment or conviction of the Participant for a felony or any other crime involving moral turpitude. Any determination by the Committee that Participant's Employment has been Terminated for "cause" shall be considered binding on Participant provided that such determination is not unreasonable based on all the facts and circumstances relevant to such Termination.

               (ii)   TERMINATION BY REASON OF DEATH OR PERMANENT DISABILITY.

                      A. If Participant's Employment is Terminated by reason of the death or Permanent Disability (as defined below) of Participant, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date, and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of the date of such Termination of Employment.

                      B. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than ninety (90) days. Participant shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Committee in such form and manner, and at such times, as the Committee may require. Any determination by the Committee that Participant does or does not have a Permanent Disability shall be final and binding upon the Company and Participant.


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               (iii)  TERMINATION BY PARTICIPANT'S VOLUNTARY ACTIONS.  If
Participant's Employment is Terminated voluntarily by Participant, whether by retirement, resignation or other action taken by Participant, and not as a result of Participant's death or Permanent Disability, then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date, and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or thirty
(30) days following the date of such Termination of Employment.

               (iv) OTHER TERMINATION BY THE COMPANY. If Participant's Employment is Terminated by the Company or its subsidiaries for no reason, or for any reason other than for "cause" (as defined in Section 2(a)(i)(B) above), Participant's death or Participant's Permanent Disability (as defined in Section 2(a)(ii)(B) above), then (A) the portion of the Option that has not vested on or prior to the date of such Termination of Employment shall terminate on such date, and (B) the remaining vested portion of the Option shall terminate upon the earlier of the Expiration Date or the first anniversary of such Termination of Employment.

          (b) EVENTS CAUSING ACCELERATION OF OPTION. The Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

          (c) OTHER EVENTS CAUSING TERMINATION OF OPTION. Notwithstanding anything to the contrary in this Agreement, the Option shall terminate upon the consummation of any of the following events:

               (i) the dissolution or liquidation of the Company or EarthShell; or

               (ii) a sale of substantially all of the property and assets of the Company or EarthShell; or

               (iii) a merger or consolidation of the Company or EarthShell with another entity or any other form of reorganization in which the Company or EarthShell, as applicable, dissolves or ceases to exist.

     3. ADJUSTMENTS. In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split or the like, then, unless such event shall cause the Option to terminate pursuant to Section 2(c) hereof, the Committee shall, in accordance with and subject to the relevant provisions of the Plan, make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; PROVIDED, HOWEVER, no such adjustment shall be made to the extent the Committee determines that such adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to the Option by causing such compensation to be other than "performance-based compensation" under Section 162(m) of the Code; and PROVIDED, FURTHER, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price Per Share of the then unexercised portion of the Option.

     4. EXERCISE. The Option shall be exercisable during Participant's lifetime only by Participant or by his or her guardian or legal representative, and after Participant's death only by the person or entity entitled to do so under Participant's last will and testament or applicable intestate law. The Option may only be exercised by the delivery to the Company of a written notice of such


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exercise, which notice shall specify the number of Option Shares to be purchased (the "Purchased Shares") and the aggregate Exercise Price Per Share for such shares (the "Exercise Notice"), together with payment in full of such aggregate Exercise Price Per Share in cash or by cashier's check payable to the Company; PROVIDED, HOWEVER, that, in the sole discretion of the Committee, payment for such aggregate Exercise Price Per Share may instead be made, in whole or in part, by the delivery to the Company of a fully recourse promissory note, having such terms as the Committee determines in its sole discretion. The Option may not be exercised for a fraction of a share.

     5. PAYMENT OF WITHHOLDING TAXES. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Participant shall, on the first day upon which the Company becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company in cash or by cashier's check payable to the Company. The Company may, in its sole discretion, offset any amounts owed by the Company to Participant in order to satisfy Participant's obligations under this Section 5.

     6. NOTICES. All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given on the day delivered if delivered personally or by facsimile transmission (provided a copy of the facsimile transmission is mailed promptly thereafter to the recipient in the manner set forth herein), or one day after mailing by reputable overnight courier, or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company at 800 Miramonte Drive, Santa Barbara, California 93109, Attention: Chairman of the Board, or to Participant at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as they may designate by written notice in the manner aforesaid.

     7. STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS. Notwithstanding anything to the contrary in this Agreement, no shares of stock purchased upon exercise of the Option, and no certificate representing all or any part of such shares, shall be issued or delivered if (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any federal, state or other securities law, or any requirement of any stock exchange listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company. Participant agrees to execute and deliver to the Company such representations, covenants and agreements, including representations as to Participant's investment intent, as the Company or its counsel may require to ensure that the Participant's exercise of the Option and the transfer of the Option Shares to Participant complies with the requirements of this Section 7.

     8. NONTRANSFERABILITY. Neither the Option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner by Participant other than by will or the laws of descent and distribution.

     9. PLAN. The Option is granted pursuant to the Plan, as in effect on the date this Agreement is delivered to Participant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; PROVIDED, HOWEVER, that no such amendment shall deprive Participant, without his or her consent, of the Option or of any of Participant's material rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the


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purpose of administering the Plan shall be final and binding upon
Participant. Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then current form, to Participant or any other person or entity then entitled to exercise the Option.

     10. STOCKHOLDER RIGHTS. No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement, and such Option Shares shall have been delivered to Participant.

     11. EMPLOYMENT OR CONTRACT RIGHTS. No provision of this Agreement or of the Option granted hereunder shall (a) confer upon Participant any right to continue in the employ of or contract with the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment or contract of Participant, with or without cause, or (c) confer upon Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. PARTICIPANT HEREBY ACKNOWLEDGES AND AGREES THAT THE COMPANY AND EACH OF ITS SUBSIDIARIES MAY TERMINATE THE EMPLOYMENT OR CONTRACT OF PARTICIPANT AT ANY TIME AND FOR ANY REASON, OR FOR NO REASON, UNLESS PARTICIPANT AND THE COMPANY OR SUCH SUBSIDIARY ARE PARTIES TO A WRITTEN EMPLOYMENT AGREEMENT THAT EXPRESSLY PROVIDES OTHERWISE.

     12. GOVERNING LAW. This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.

     13. ACCEPTANCE OF OPTION. Participant hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Option. Participant understands that he or she may recognize taxable income upon the exercise of the Option and that he or she may recognize a taxable gain or loss upon the subsequent disposition of the Option Shares. Participant further acknowledges that he or she is not relying on the Company or its counsel for tax advice in connection with this Option and that Participant will rely on the advice of his or her personal tax advisors in connection with all matters associated with the grant and exercise of this Option and the disposition of the Option Shares.


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     IN WITNESS WHEREOF, the Company and Participant have duly executed this
Agreement as of the Date of Grant.




          E. KHASHOGGI INDUSTRIES, LLC            PARTICIPANT:


                                                  -----------------------------
                                                  Signature

                                                  -----------------------------
          By:                                     Street Address
             ---------------------------
          Title:  Chairman and CEO                -----------------------------
                                                  City, State and Zip Code

                                                  -----------------------------
                                                  Social Security Number


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